Exhibit 99.1

Contact:	Ravi Ganti Investor Relations 312-394-2348 Paul Adams Corporate Communications 410-470-4167	FOR IMMEDIATE RELEASE

EXELON ANNOUNCES FIRST QUARTER 2013 RESULTS

CHICAGO (May 1, 2013) — Exelon Corporation (NYSE: EXC) announced first quarter 2013 consolidated earnings as follows:

	First Quarter
	2013	2012
Adjusted (non-GAAP) Operating Results:
Net Income (Loss) ($ millions)	$602	$603
Diluted Earnings per Share	$0.70	$0.85

GAAP Results:
Net Income (Loss) ($ millions)	$(4)	$200
Diluted Earnings per Share	$(0.01)	$0.28

“Exelon delivered earnings at the top end of our guidance range and our nuclear fleet achieved a 96.4 percent capacity factor this quarter, highlighting our commitment to financial discipline and operational excellence,” said Christopher M. Crane, Exelon’s president and CEO.

First Quarter Operating Results

First quarter 2013 earnings include financial results for Constellation Energy and Baltimore Gas and Electric Company (BGE) while first quarter 2012 earnings only contains the financial results for those companies from March 12, 2012 to March 31, 2012. Therefore, the composition of results of operations from 2013 and 2012 are not comparable for Exelon Generation Company, LLC (Generation), BGE and Exelon.

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings declined to $0.70 per share in the first quarter of 2013 from $0.85 per share in the first quarter of 2012. Earnings in first quarter 2013 primarily reflected the following negative factors:

•

Lower energy margins at Generation, resulting from decreased capacity pricing related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market, higher nuclear fuel costs and lower realized market prices for the sale of energy across all regions;

1

•	Higher operating and maintenance expenses, including increased labor, contracting and materials costs;

•	Increased depreciation and amortization expense due to ongoing capital expenditures; and

•	Impact of increased average diluted common shares outstanding as a result of the merger.

These factors were partially offset by:

•	The addition of Constellation Energy’s contribution to Generation’s energy margins;

•	The addition of a full quarter of BGE’s financial results;

•	Higher nuclear volume due to fewer planned and unplanned outage days; and

•	Impact of favorable weather in the ComEd and PECO territories.

Adjusted (non-GAAP) operating earnings for the first quarter of 2013 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$602	$0.70
Mark-to-Market Impact of Economic Hedging Activities	(235)	(0.27)
Unrealized Gains Related to NDT (Nuclear Decommissioning Trust) Fund Investments	35	0.04
Plant Retirements and Divestitures	13	0.02
Constellation Merger and Integration Costs	(27)	(0.03)
Amortization of Commodity Contract Intangibles	(117)	(0.14)
Amortization of the Fair Value of Certain Debt	3	—
Re-measurement of Like-Kind Exchange Tax Position	(265)	(0.31)
Nuclear Uprate Project Cancellation	(13)	(0.02)

Exelon GAAP Net Income (Loss)	$(4)	$(0.01)

2

Adjusted (non-GAAP) operating earnings for the first quarter of 2012 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$603	$0.85
Mark-to-Market Impact of Economic Hedging Activities	43	0.06
Unrealized Gains Related to NDT Fund Investments	36	0.05
Plant Retirements and Divestitures	(6)	(0.01)
Constellation Merger and Integration Costs	(113)	(0.16)
Maryland Commitments	(227)	(0.32)
Amortization of Commodity Contract Intangibles	(78)	(0.11)
FERC Settlement	(172)	(0.25)
Non-Cash Re-measurement of Deferred Income Taxes	117	0.17
Other Acquisition Costs	(3)	—

Exelon GAAP Net Income (Loss)	$200	$0.28

First Quarter and Recent Highlights

•

Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 36,031 gigawatt-hours (GWh) in the first quarter of 2013, compared with 35,262 GWh in the first quarter of 2012. The output data excludes the units owned by Constellation Energy Nuclear Group LLC (CENG). Excluding Salem and the units owned by CENG, the Exelon-operated nuclear plants achieved a 96.4 percent capacity factor for the first quarter of 2013, compared with 93.6 percent for the first quarter of 2012. The number of planned refueling outage days totaled 49 in the first quarter of 2013 versus 67 days in the first quarter of 2012. The number of non-refueling outage days totaled six days in the first quarter of 2013, compared with 16 days in the first quarter of 2012.

•

Fossil and Renewables Operations: The dispatch match rate for Generation’s fossil and hydro fleet was 98.4 percent in the first quarter of 2013, compared with 87.8 percent in the first quarter of 2012. The 2013 results include former Constellation plants and Exelon hydro plants, whereas the 2012 data includes only legacy Exelon fossil plants. The performance in 2012 was driven by an outage at one of the peaking units in Texas. Energy capture for the wind and solar fleet was 94.9 percent in the first quarter of 2013, compared with 94.4 percent in the first quarter of 2012.

Dispatch match is used to measure market responsiveness. Expressed as a percentage, it reflects the unit’s revenue capture when it is called upon for generation. Factors that impact dispatch match adversely include forced outages, derates and failure to operate to the desired generation signal.

•

Illinois Senate Bill 9: During March 2013, the Illinois House and Senate each passed Senate Bill 9 (SB9) with supermajority votes to clarify the intent of the Energy Infrastructure Modernization Act (EIMA) on three major issues: average versus year-end rate base and capital structure, return on pension asset, and a weighted average

3

cost of capital interest rate on the prior year reconciliation. In addition, SB9 provides for accelerated advanced metering infrastructure (AMI) deployment that would commence earlier than 2015.

On March 21, 2013, SB9 was sent to the governor for his consideration. The governor has 60 days to approve or veto the legislation. If the governor does nothing, the bill becomes law after 60 days. If he vetoes the bill, the legislature will have the opportunity to override the veto with supermajority votes in each house, at which time it becomes law. If the legislation becomes law by June 15, 2013, ComEd will update certain elements of its AMI deployment schedule to provide for an accelerated deployment as called for by SB9.

•

ComEd Distribution Formula Rate Case: On April 29, 2013, ComEd filed its 2013 annual distribution formula rate update, which establishes the net revenue requirement used to set the rates that will take effect in January 2014 after review by the Illinois Commerce Commission (ICC). The revenue requirement requested in the filing is based on 2012 actual costs and forecasted 2013 capital additions as well as an annual reconciliation of the revenue requirement in effect in 2012 to the actual costs incurred for that year. ComEd requested a total increase to the net revenue requirement of $311 million, reflecting an increase of $169 million for the initial revenue requirement for 2013 and an increase of $142 million for the annual reconciliation for 2012.

Rates effective in 2013 as a result of the 2012 distribution formula rate update are subject to a reconciliation to actual 2013 costs, which will be filed with the ICC in 2014. This reconciliation will be reflected in customer rates beginning in January 2015. Throughout each year, ComEd records regulatory assets or regulatory liabilities and corresponding increases or decreases to revenue for any differences between the revenue requirement in effect and its best estimate of the probable increase or decrease in the revenue requirement expected to ultimately be approved by the ICC in that year’s reconciliation proceedings based on the year’s actual costs incurred.

The filing does not reflect the SB9 legislation. If that legislation becomes law, an update to the distribution formula will be filed with the ICC shortly thereafter to reflect the passage of such legislation.

4

•

BGE Gas and Electric Distribution Rate Case: On Feb. 22, 2013, the Maryland Public Service Commission (MDPSC) issued Order No. 85374 related to the application filed by BGE on July 27, 2012 seeking an increase in electric and gas base rates. Under the MDPSC’s Order, BGE is authorized to increase annual electric base rates by $81 million, which is approximately 62 percent of the $131 million requested in the application and annual gas base rates by $32 million, which is approximately 71 percent of the $45 million requested. The electric distribution rate increase was set using an allowed return on equity of 9.75 percent and the gas distribution rate increase was set using an allowed return on equity of 9.60 percent. The new electric and natural gas distribution rates took effect for services rendered on or after Feb. 23, 2013.

•	PECO Preferred Stock Redemption: On March 25, 2013, PECO announced that it issued a notice of redemption for all of the following series of preferred stock:

Series	CUSIP No.	Redemption Price Per Share
$3.80 Series A (NYSE: PEPRA)	693304206	$106.00
$4.30 Series B (NYSE: PEPRB)	693304305	$102.00
$4.40 Series C (NYSE: PEPRC)	693304404	$112.50
$4.68 Series D (NYSE: PEPRD)	693304503	$104.00

The redemption date for each of the above series of preferred stock is May 1, 2013. The total amount of preferred stock being redeemed is $87 million in stated value. The redemption price per share of each series of preferred stock shown above equals the stated value per share plus a premium, if applicable, plus accrued and unpaid dividends to, but excluding, the redemption date, less the previously announced quarterly dividend that will be paid separately on May 1, 2013, to shareholders of record as of the close of business on March 28, 2013. No dividends on the preferred stock being redeemed will accrue on or after the redemption date, nor will any interest accrue on amounts held to pay the redemption price.

•

Antelope Valley Solar Ranch One Project: Three additional blocks of the Antelope Valley Solar Ranch One Project totaling 69 megawatts (MW) became operational in the first quarter of 2013, bringing the total capacity in operation to 98 MW. The remaining phases of the project are on track to be completed by the original planned commercial operation date of December 2013.

•

Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of March 31, 2013, is 98 to 101 percent for 2013, 70 to 73 percent for 2014, and 33 to 36 percent for 2015. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

5

Operating Company Results

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

First quarter 2013 GAAP net loss was $18 million, compared with net income of $168 million in the first quarter of 2012. Adjusted (non-GAAP) operating earnings for the first quarter of 2013 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income (Loss) is in the table below:

($ millions)	1Q13	1Q12
Generation Adjusted (non-GAAP) Operating Earnings	$336	$409
Mark-to-Market Impact of Economic Hedging Activities	(246)	36
Unrealized Gains Related to NDT Fund Investments	35	36
Plant Retirements and Divestitures	13	(6)
Constellation Merger and Integration Costs	(29)	(45)
Maryland Commitments	—	(22)
Amortization of Commodity Contract Intangibles	(117)	(78)
FERC Settlement	—	(172)
Non-Cash Re-measurement of Deferred Income Taxes	—	13
Other Acquisition Costs	—	(3)
Amortization of the Fair Value of Certain Debt	3	—
Nuclear Uprate Project Cancellation	(13)	—

Generation GAAP Net Income (Loss)	$(18)	$168

Generation’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2013 decreased $73 million compared with the same quarter in 2012. This decrease primarily reflected:

•

Lower energy margins at Generation, resulting from decreased capacity pricing related to RPM for the PJM market, higher nuclear fuel costs and lower realized market prices for the sale of energy across all regions;

•	Higher operating and maintenance expenses; and

•	Increased depreciation and amortization expense due to ongoing capital expenditures.

These items were partially offset by contribution to Generation’s energy margins from the addition of Constellation Energy to Generation’s operations and higher nuclear volume due to fewer planned and unplanned outage days.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $27.23 per megawatt-hour (MWh) in the first quarter of 2013, compared with $32.57 per MWh in the first quarter of 2012.

6

ComEd consists of electricity transmission and distribution operations in northern Illinois.

ComEd recorded GAAP net loss of $81 million in the first quarter of 2013, compared with net income of $87 million in the first quarter of 2012. Adjusted (non-GAAP) operating earnings for the first quarter of 2013 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income (Loss) is in the table below:

($ millions)	1Q13	1Q12
ComEd Adjusted (non-GAAP) Operating Earnings	$89	$88
Re-measurement of Like-Kind Exchange Tax Position	(170)	—
Constellation Merger and Integration Costs	—	(1)

ComEd GAAP Net Income (Loss)	$(81)	$87

ComEd’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2013 were up $1 million from the same quarter in 2012, primarily due to favorable weather in ComEd’s service territory partially offset by lower realized prices resulting from changes in customer mix.

For the first quarter of 2013, heating degree-days in the ComEd service territory were up 36.7 percent relative to the same period in 2012 and were 3.0 percent above normal. Total retail electric deliveries increased 2.9 percent quarter over quarter.

Weather-normalized retail electric deliveries decreased 1.2 percent in the first quarter of 2013 relative to 2012, reflecting decreases in deliveries to both small and large commercial and industrial (C&I) customers. For ComEd, weather had favorable after-tax effect of $10 million on first quarter 2013 earnings relative to 2012 and a favorable after-tax effect of $2 million relative to normal weather.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania.

PECO’s GAAP net income in the first quarter of 2013 was $121 million, compared with $96 million in the first quarter of 2012. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2013 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	1Q13	1Q12
PECO Adjusted (non-GAAP) Operating Earnings	$123	$100
Constellation Merger and Integration Costs	(2)	(4)

PECO GAAP Net Income (Loss)	$121	$96

PECO’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2013 increased $23 million from the same quarter in 2012, primarily due to favorable weather in PECO’s service territory.

For the first quarter of 2013, heating degree-days in the PECO service territory were up 27.5 percent relative to the same period in 2013 and were 1.5 percent below normal. Total retail electric deliveries were up 4.3 percent quarter over quarter. On the gas side, deliveries in the first quarter of 2013 were up 23.6 percent from the first quarter of 2012.

7

Weather-normalized retail electric deliveries were flat in the first quarter of 2013 relative to 2012, reflecting declines in deliveries to small C&I customers offset by increases in deliveries to large C&I and residential customers. Weather-normalized gas deliveries were up 2.0 percent in the first quarter of 2013. For PECO, weather had favorable after-tax effect of $27 million on first quarter 2013 earnings relative to 2012 and an unfavorable after-tax effect of $4 million relative to normal weather.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland.

For the first quarter of 2013, BGE’s GAAP net income was $77 million and adjusted (non-GAAP) Operating Earnings were $74 million.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 8 are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on May 1, 2013.

Cautionary Statements Regarding Forward-Looking Information

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2012 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; and (2) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

# # #

8

Exelon Corporation is the nation’s leading competitive energy provider, with 2012 revenues of approximately $23.5 billion. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with approximately 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO).

9

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended March 31, 2013 and 2012	1

Business Segment Comparative Statements of Operations - Generation and ComEd - Three Months Ended March 31, 2013 and 2012	2

Business Segment Comparative Statements of Operations - PECO and BGE - Three Months Ended March 31, 2013 and 2012	3

Business Segment Comparative Statements of Operations - Other - Three Months Ended March 31, 2013 and 2012	4

Consolidated Balance Sheets - March 31, 2013 and December 31, 2012	5

Consolidated Statements of Cash Flows - Three Months Ended March 31, 2013 and 2012	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended March 31, 2013 and 2012	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended March 31, 2013 and 2012	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three Months Ended March 31, 2013 and 2012	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three Months Ended March 31, 2013 and 2012	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three Months Ended March 31, 2013 and 2012	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - BGE - Three Months Ended March 31, 2013 and March 12, 2012 through March 31, 2012.	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three Months Ended March 31, 2013 and 2012	13

Exelon Generation Statistics - Three Months Ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012	14

ComEd Statistics - Three Months Ended March 31, 2013 and 2012	15

PECO Statistics - Three Months Ended March 31, 2013 and 2012	16

BGE Statistics - Three Months Ended March 31, 2013 and March 12, 2012 through March 31, 2012.	17

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended March 31, 2013
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$3,533	$1,160	$895	$880	$(386)	$6,082
Operating expenses
Purchased power and fuel	2,169	382	406	426	(402)	2,981
Operating and maintenance	1,112	328	188	143	(7)	1,764
Depreciation, amortization, accretion and depletion	214	167	57	93	12	543
Taxes other than income	93	74	41	55	14	277

Total operating expenses	3,588	951	692	717	(383)	5,565
Equity in losses of unconsolidated affiliates	(9)	—	—	—	—	(9)

Operating income (loss)	(64)	209	203	163	(3)	508

Other income and deductions
Interest expense	(82)	(353)	(29)	(33)	(126)	(623)
Other, net	128	5	3	5	31	172

Total other income and deductions	46	(348)	(26)	(28)	(95)	(451)

Income (loss) before income taxes	(18)	(139)	177	135	(98)	57
Income taxes	(1)	(58)	55	55	5	56

Net income (loss)	(17)	(81)	122	80	(103)	1
Net income attributable to noncontrolling interests, preferred security dividends and preference stock dividends	1	—	1	3	—	5

Net income (loss) on common stock	$(18)	$(81)	$121	$77	$(103)	$(4)

	Three Months Ended March 31, 2012 (b)
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$2,743	$1,388	$875	$52	$(368)	$4,690
Operating expenses
Purchased power and fuel	1,044	620	411	68	(378)	1,765
Operating and maintenance	1,179	318	203	60	208	1,968
Depreciation, amortization, accretion and depletion	153	149	53	19	8	382
Taxes other than income	73	75	31	9	6	194

Total operating expenses	2,449	1,162	698	156	(156)	4,309
Equity in losses of unconsolidated affiliates	(22)	—	—	—	—	(22)

Operating income (loss)	272	226	177	(104)	(212)	359

Other income and deductions
Interest expense	(54)	(82)	(31)	(8)	(20)	(195)
Other, net	178	4	2	1	9	194

Total other income and deductions	124	(78)	(29)	(7)	(11)	(1)

Income (loss) before income taxes	396	148	148	(111)	(223)	358
Income taxes	230	61	51	(46)	(138)	158

Net income (loss)	166	87	97	(65)	(85)	200
Net income (loss) attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(2)	—	1	1	—	—

Net income (loss) on common stock	$168	$87	$96	$(66)	$(85)	$200

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended March 31,
	2013	2012 (a)	Variance
Operating revenues	$3,533	$2,743	$790
Operating expenses
Purchased power and fuel	2,169	1,044	1,125
Operating and maintenance	1,112	1,179	(67)
Depreciation, amortization, accretion and depletion	214	153	61
Taxes other than income	93	73	20

Total operating expenses	3,588	2,449	1,139
Equity in losses of unconsolidated affiliates	(9)	(22)	13

Operating income (loss)	(64)	272	(336)

Other income and deductions
Interest expense	(82)	(54)	(28)
Other, net	128	178	(50)

Total other income and deductions	46	124	(78)

Income (loss) before income taxes	(18)	396	(414)
Income taxes	(1)	230	(231)

Net income (loss)	(17)	166	(183)
Net income (loss) attributable to noncontrolling interests	1	(2)	3

Net income (loss) on common stock	$(18)	$168	$(186)

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.

	ComEd
	Three Months Ended March 31,
	2013	2012	Variance
Operating revenues	$1,160	$1,388	$(228)
Operating expenses
Purchased power	382	620	(238)
Operating and maintenance	328	318	10
Depreciation and amortization	167	149	18
Taxes other than income	74	75	(1)

Total operating expenses	951	1,162	(211)

Operating income	209	226	(17)

Other income and deductions
Interest expense	(353)	(82)	(271)
Other, net	5	4	1

Total other income and deductions	(348)	(78)	(270)

Income (loss) before income taxes	(139)	148	(287)
Income taxes	(58)	61	(119)

Net income (loss)	$(81)	$87	$(168)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended March 31,
	2013	2012	Variance
Operating revenues	$895	$875	$20
Operating expenses
Purchased power and fuel	406	411	(5)
Operating and maintenance	188	203	(15)
Depreciation and amortization	57	53	4
Taxes other than income	41	31	10

Total operating expenses	692	698	(6)

Operating income	203	177	26

Other income and deductions
Interest expense	(29)	(31)	2
Other, net	3	2	1

Total other income and deductions	(26)	(29)	3

Income before income taxes	177	148	29
Income taxes	55	51	4

Net income	122	97	25
Preferred security dividends	1	1	—

Net income on common stock	$121	$96	$25

	BGE
	Three Months Ended March 31,
	2013	2012(a)	Variance
Operating revenues	$880	$52	$828
Operating expenses
Purchased power and fuel	426	68	358
Operating and maintenance	143	60	83
Depreciation and amortization	93	19	74
Taxes other than income	55	9	46

Total operating expenses	717	156	561

Operating income (loss)	163	(104)	267

Other income and deductions
Interest expense	(33)	(8)	(25)
Other, net	5	1	4

Total other income and deductions	(28)	(7)	(21)

Income (loss) before income taxes	135	(111)	246
Income taxes	55	(46)	101

Net income (loss)	80	(65)	145
Preference stock dividends	3	1	2

Net income (loss) on common stock	$77	$(66)	$143

(a)	Includes financial results for BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended March 31,
	2013	2012 (b)	Variance
Operating revenues	$(386)	$(368)	$(18)
Operating expenses
Purchased power and fuel	(402)	(378)	(24)
Operating and maintenance	(7)	208	(215)
Depreciation and amortization	12	8	4
Taxes other than income	14	6	8

Total operating expenses	(383)	(156)	(227)

Operating loss	(3)	(212)	209
Other income and deductions
Interest expense	(126)	(20)	(106)
Other, net	31	9	22

Total other income and deductions	(95)	(11)	(84)

Loss before income taxes	(98)	(223)	125
Income taxes	5	(138)	143

Net loss	$(103)	$(85)	$(18)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$679	$1,411
Cash and cash equivalents of variable interest entities	93	75
Restricted cash and investments	83	86
Restricted cash and investments of variable interest entities	65	47
Accounts receivable, net
Customer	2,835	2,789
Other	1,110	1,147
Accounts receivable, net, variable interest entities	285	292
Mark-to-market derivative assets	666	938
Unamortized energy contract assets	727	886
Inventories, net
Fossil fuel	122	246
Materials and supplies	791	768
Deferred income taxes	331	131
Regulatory assets	765	764
Other	722	560

Total current assets	9,274	10,140

Property, plant and equipment, net	45,784	45,186
Deferred debits and other assets
Regulatory assets	6,521	6,497
Nuclear decommissioning trust (NDT) funds	7,559	7,248
Investments	1,181	1,184
Investments in affiliates	22	22
Investment in CENG	1,883	1,849
Goodwill	2,625	2,625
Mark-to-market derivative assets	706	937
Unamortized energy contracts assets	968	1,073
Pledged assets for Zion Station decommissioning	580	614
Other	1,140	1,186

Total deferred debits and other assets	23,185	23,235

Total assets	$78,243	$78,561

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$233	$—
Short-term notes payable - accounts receivable agreement	210	210
Long-term debt due within one year	2,085	975
Long-term debt due within one year of variable interest entities	79	72
Accounts payable	2,198	2,446
Accounts payable of variable interest entities	188	202
Accrued expenses	1,430	1,800
Deferred income taxes	29	58
Regulatory liabilities	418	368
Dividends payable	1	4
Mark-to-market derivative liabilities	181	352
Unamortized energy contract liabilities	410	455
Other	859	849

Total current liabilities	8,321	7,791

Long-term debt	16,210	17,190
Long-term debt to financing trusts	648	648
Long-term debt of variable interest entity	497	508
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,315	11,551
Asset retirement obligations	5,149	5,074
Pension obligations	3,161	3,428
Non-pension postretirement benefit obligations	2,672	2,662
Spent nuclear fuel obligation	1,020	1,020
Regulatory liabilities	4,115	3,981
Mark-to-market derivative liabilities	259	281
Unamortized energy contract liabilities	466	528
Payable for Zion Station decommissioning	372	432
Other	2,625	1,650

Total deferred credits and other liabilities	31,154	30,607

Total liabilities	56,830	56,744

Commitments and contingencies
Preferred securities of subsidiary	87	87
Shareholders’ equity
Common stock	16,652	16,632
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	9,437	9,893
Accumulated other comprehensive loss, net	(2,673)	(2,767)

Total shareholders’ equity	21,089	21,431
BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interest	44	106

Total equity	21,326	21,730

Total liabilities and shareholders’ equity	$78,243	$78,561

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended March 31,
	2013	2012 (a)
Cash flows from operating activities
Net income	$1	200
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel and energy contract amortization	1,017	776
Deferred income taxes and amortization of investment tax credits	(610)	101
Net fair value changes related to derivatives	388	(73)
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(66)	(103)
Other non-cash operating activities	231	530
Changes in assets and liabilities:
Accounts receivable	(70)	394
Inventories	101	104
Accounts payable, accrued expenses and other current liabilities	(542)	(1,176)
Option premiums paid, net	(3)	(100)
Counterparty collateral received (posted), net	(186)	340
Income taxes	632	178
Pension and non-pension postretirement benefit contributions	(267)	(55)
Other assets and liabilities	233	(122)

Net cash flows provided by operating activities	859	994

Cash flows from investing activities
Capital expenditures	(1,447)	(1,496)
Proceeds from nuclear decommissioning trust fund sales	677	3,680
Investment in nuclear decommissioning trust funds	(729)	(3,726)
Cash and restricted cash acquired from Constellation	—	964
Change in restricted cash	(12)	(8)
Other investing activities	40	(54)

Net cash flows used in investing activities	(1,471)	(640)

Cash flows from financing activities
Changes in short-term debt	233	141
Issuance of long-term debt	149	—
Retirement of long-term debt	(1)	(451)
Dividends paid on common stock	(450)	(350)
Proceeds from employee stock plans	12	12
Other financing activities	(45)	(1)

Net cash flows used in financing activities	(102)	(649)

Decrease in cash and cash equivalents	(714)	(295)
Cash and cash equivalents at beginning of period	1,486	1,016

Cash and cash equivalents at end of period	$772	$721

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012 (a)
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$6,082	$812	(c),(d)	$6,894	$4,690	$147	(c),(d),(e),(k)	$4,837
Operating expenses
Purchased power and fuel	2,981	253	(c),(d)	3,234	1,765	1	(c),(d),(e),(f)	1,766
Operating and maintenance	1,764	(38	)(e),(f),(g)	1,726	1,968	(574	)(e),(f),(k),(l),(m)	1,394
Depreciation, amortization, accretion and depletion	543	(1	)(f)	542	382	(16	)(e)	366
Taxes other than income	277	—		277	194	1	(e),(k)	195

Total operating expenses	5,565	214		5,779	4,309	(588)		3,721
Equity in earnings (losses) of unconsolidated affiliates	(9)	18	(d)	9	(22)	8	(d)	(14)

Operating income	508	616		1,124	359	743		1,102

Other income and deductions
Interest expense	(623)	285	(f),(g),(h),(i)	(338)	(195)	(1	)(d)	(196)
Other, net	172	(30	)(e),(f),(h),(j)	142	194	(119	)(j)	75

Total other income and deductions	(451)	255		(196)	(1)	(120)		(121)

Income before income taxes	57	871		928	358	623		981
Income taxes	56	265	(c),(d),(e),(f), (g),(h),(i),(j)	321	158	220	(c),(d),(e),(f), (j),(k),(l),(m),(n)	378

Net income	1	606		607	200	403		603
Net income attributable to noncontrolling interests, preferred security dividends and preference stock dividends	5	—		5	—	—		—

Net income (loss) on common stock	$(4)	$606		$602	$200	$403		$603

Effective tax rate	98.2%			34.6%	44.1%			38.5%
Earnings per average common share
Basic	$(0.01)	$0.71		$0.70	$0.28	$0.57		$0.85
Diluted	$(0.01)	$0.71		$0.70	$0.28	$0.57		$0.85

Average common shares outstanding
Basic	855			855	705			705
Diluted	859			859	707			707
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (c)		$0.27				$(0.06)
Amortization of commodity contract intangibles (d)		0.14				0.11
Plant retirements and divestitures (e)		(0.02)				0.01
Constellation merger and integration costs (f)		0.03				0.16
Nuclear uprate project cancellation (g)		0.02				—
Remeasurement of like-kind exchange tax position (h)		0.31				—
Amortization of the fair value of certain debt (i)		—				—
Unrealized (gains) related to NDT fund investments (j)		(0.04)				(0.05)
Maryland commitments (k)		—				0.32
Federal Regulatory Energy Commission (FERC) settlement (l)		—				0.25
Other acquisition costs (m)		—				—
Non-cash remeasurement of deferred income taxes (n)		—				(0.17)

Total adjustments		$0.71				$0.57

(a)	For the three months ended March 31, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(e)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(f)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies, partially offset in 2013 by a one-time benefit pursuant to the February 22, 2013 order for BGE’s 2012 electric and gas distribution rate case for the recovery of previously incurred integration costs.
(g)	Adjustment to exclude a 2013 charge to earnings related to Generation’s cancellation of previously capitalized nuclear uprate projects.
(h)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(i)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(j)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(k)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(l)	Adjustment to exclude costs associated with a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(m)	Adjustment to exclude certain costs associated with various acquisitions.
(n)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.

EXELON CORPORATION (a)

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended March 31, 2013 and 2012

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (b)	Exelon
2012 GAAP Earnings (Loss)	$0.28	$168	$87	$96	$(66)	$(85)	$200
2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.06)	(36)	—	—	—	(7)	(43)
Unrealized Gains Related to NDT Fund Investments (1)	(0.05)	(36)	—	—	—	—	(36)
Plant Retirements and Divestitures (2)	0.01	6	—	—	—	—	6
Constellation Merger and Integration Costs (3)	0.16	45	1	4	1	62	113
Maryland Commitments (4)	0.32	22	—	—	83	122	227
Amortization of Commodity Contract Intangibles (5)	0.11	78	—	—	—	—	78
FERC Settlement (6)	0.25	172	—	—	—	—	172
Non-Cash Remeasurement of Deferred Income Taxes (7)	(0.17)	(13)	—	—	—	(104)	(117)
Other Acquisition Costs	—	3	—	—	—	—	3

2012 Adjusted (non-GAAP) Operating Earnings (Loss)	0.85	409	88	100	18	(12)	603
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (8)	0.01	12	—	—	—	—	12
Nuclear Fuel Costs (9)	(0.02)	(16)	—	—	—	—	(16)
Capacity Pricing (10)	(0.03)	(29)	—	—	—	—	(29)
Market and Portfolio Conditions (11)	0.19	162	—	—	—	—	162
ComEd, PECO and BGE Margins:
Weather	0.04	—	11	27	— (c)	—	38
Load	—	—	(2)	—	— (c)	—	(2)
Other Energy Delivery (12)	0.23	—	(4)	(10)	214	—	200
Operating and Maintenance Expense:
Labor, Contracting and Materials (13)	(0.17)	(100)	(10)	3	(40)	—	(147)
Planned Nuclear Refueling Outages (14)	0.02	18	—	—	—	—	18
Pension and Non-Pension Postretirement Benefits (15)	(0.01)	(4)	(4)	2	(4)	—	(10)
Other Operating and Maintenance (16)	(0.08)	(55)	7	3	(27)	1	(71)
Depreciation and Amortization Expense (17)	(0.13)	(50)	(11)	(3)	(44)	(2)	(110)
Equity in Earnings of Unconsolidated Affiliates (18)	0.02	14	—	—	—	—	14
Income Taxes (19)	0.04	27	2	6	(2)	(1)	32
Interest Expense, Net (20)	(0.03)	(18)	9	1	(15)	(3)	(26)
Other (21)	(0.08)	(34)	3	(6)	(26)	(3)	(66)
Share Differential (22)	(0.15)	—	—	—	—	—	—

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	0.70	336	89	123	74	(20)	602
2013 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.27)	(246)	—	—	—	11	(235)
Unrealized Gains Related to NDT Fund Investments (1)	0.04	35	—	—	—	—	35
Plant Retirements and Divestitures (2)	0.02	13	—	—	—	—	13
Constellation Merger and Integration Costs (3)	(0.03)	(29)	—	(2)	3	1	(27)
Amortization of Commodity Contract Intangibles (5)	(0.14)	(117)	—	—	—	—	(117)
Amortization of the Fair Value of Certain Debt (23)	—	3	—	—	—	—	3
Remeasurement of Like-Kind Exchange Tax Position (24)	(0.31)	—	(170)	—	—	(95)	(265)
Nuclear Uprate Project Cancellation (25)	(0.02)	(13)	—	—	—	—	(13)

2013 GAAP Earnings (Loss)	$(0.01)	$(18)	$(81)	$121	$77	$(103)	$(4)

(a)	For the three months ended March 31, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed. Therefore, the results of operations from 2013 and 2012 are not comparable for Generation, BGE, Other and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.

(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects the impacts associated with the sale or retirement of generating stations.
(3)	Reflects certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies, partially offset in 2013 by a one-time benefit pursuant to the February 22, 2013 order for BGE’s 2012 electric and gas distribution rate case for the recovery of previously incurred integration costs.
(4)	Reflects costs incurred as part of the Maryland order approving the merger transaction.
(5)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(6)	Reflects costs incurred as part of a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(7)	Reflects the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.
(8)	Primarily reflects the impact of decreased planned and unplanned nuclear outage days in 2013, excluding Constellation Energy Nuclear Group, LLC (CENG).
(9)	Primarily reflects the impact of higher nuclear fuel prices during the amortization period, excluding CENG.
(10)	Primarily reflects the impact of decreased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market, partially offset by the inclusion of Constellation’s results for the full quarter in 2013.
(11)	Primarily reflects the inclusion of Constellation’s results for the full quarter in 2013, partially offset by the impact of decreased realized prices for the sale of energy across all regions.
(12)	For ComEd, primarily reflects lower realized prices resulting from changes in customer mix, partially offset by increased distribution revenue due to recovery of increased costs and capital investment pursuant to the formula rate under EIMA. For PECO, primarily reflects the customer refund in 2013 of the tax cash benefit related to gas property distribution repairs (completely offset in income taxes) and decreased cost recovery for regulatory required programs (partially offset in operating and maintenance expense, depreciation expense and income taxes). For BGE, primarily reflects the inclusion of results for the full quarter in 2013, which includes increased distribution revenue pursuant to the February 22, 2013 order for BGE’s 2012 Maryland electric and natural gas distribution rate case.
(13)	Primarily reflects the inclusion of Constellation and BGE’s results for the full quarter in 2013, the impacts of inflation across all operating companies and increased EIMA costs at ComEd, offset by reduced contracting expenses at PECO.
(14)	Primarily reflects the impact of decreased planned nuclear refueling outage days in 2013, excluding Salem and CENG.
(15)	Primarily reflects the impact of lower actuarially assumed discount rates for 2013, partially offset by favorable 2012 asset return experience relative to expectations, and certain 2012 OPEB plan design changes and positive claims experience in 2012. At PECO, also reflects the end of OPEB transition cost amortization in 2012.
(16)	Primarily reflects the inclusion of Constellation and BGE’s results for the full quarter in 2013. For ComEd and PECO, primarily reflects decreased costs associated with regulatory required programs (completely offset by decreased other energy delivery revenues).
(17)	Primarily reflects the inclusion of Constellation and BGE’s results for the full quarter in 2013, increased depreciation expense across the operating companies for ongoing capital expenditures, the non-cash amortization of intangible assets at Generation primarily related to the trade name and retail relationships recorded at fair value at the merger date and increased regulatory asset amortization at ComEd.
(18)	Primarily reflects equity in earnings in CENG, partially offset by the non-cash amortization of the fair value basis difference recorded at the merger date.
(19)	At Generation, primarily reflects an increase in investment tax credit benefits related to the AVSR solar project. At PECO, primarily reflects a benefit for the gas property repairs deduction.
(20)	Primarily reflects the inclusion of Constellation and BGE’s results for the full quarter in 2013. For Generation, also reflects the impact of higher interest expense due to higher outstanding debt during 2013. For ComEd, primarily reflects lower interest expense related to the 1999-2001 IRS settlement.
(21)	Primarily reflects the inclusion of Constellation and BGE’s results for the full quarter in 2013. For PECO, primarily reflects the impact of a 2012 sales and use tax reserve reduction resulting from an audit.
(22)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the merger.
(23)	Represents the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(24)	Represents a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(25)	Reflects a 2013 charge to earnings related to Generation’s cancellation of previously capitalized nuclear uprate projects.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012 (a)
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$3,533	$830	(c),(d)	$4,363	$2,743	$45	(c),(d),(e)	$2,788
Operating expenses
Purchased power and fuel	2,169	253	(c),(d)	2,422	1,044	1	(c),(d),(e),(f)	1,045
Operating and maintenance	1,112	(40	)(e),(f),(g)	1,072	1,179	(321	)(e),(f),(j),(k),(l)	858
Depreciation, amortization, accretion and depletion	214	(1	)(f)	213	153	(16	)(e)	137
Taxes other than income	93	—		93	73	(1	)(e)	72

Total operating expenses	3,588	212		3,800	2,449	(337)		2,112
Equity in earnings (losses) of unconsolidated affiliates	(9)	18	(d)	9	(22)	8		(14)

Operating income (loss)	(64)	636		572	272	390		662

Other income and deductions
Interest expense	(82)	(2	)(f),(g),(h)	(84)	(54)	(1	)(d)	(55)
Other, net	128	(111	)(e),(f),(i)	17	178	(119	)(i)	59

Total other income and deductions	46	(113)		(67)	124	(120)		4

Income (loss) before income taxes	(18)	523		505	396	270		666
Income taxes	(1)	169	(c),(d),(e),(f), (g),(h),(i)	168	230	29	(c),(d),(e),(f), (i),(j),(k),(l),(m)	259

Net income (loss)	(17)	354		337	166	241		407
Net income (loss) attributable to noncontrolling interests	1	—		1	(2)	—		(2)

Net income (loss) on common stock	$(18)	$354		$336	$168	$241		$409

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(e)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(f)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies.
(g)	Adjustment to exclude a 2013 charge to earnings related to Generation’s cancellation of previously capitalized nuclear uprate projects.
(h)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(i)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(j)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(k)	Adjustment to exclude certain costs associated with various acquisitions.
(l)	Adjustment to exclude costs incurred as part of a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(m)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,160	$—		$1,160	$1,388	$—		$1,388
Operating expenses
Purchased power	382	—		382	620	—		620
Operating and maintenance	328	—		328	318	(2	)(c)	316
Depreciation and amortization	167	—		167	149	—		149
Taxes other than income	74	—		74	75	—		75

Total operating expenses	951	—		951	1,162	(2)		1,160

Operating income	209	—		209	226	2		228

Other income and deductions
Interest expense	(353)	287	(b)	(66)	(82)	—		(82)
Other, net	5	—		5	4	—		4

Total other income and deductions	(348)	287		(61)	(78)	—		(78)

Income (loss) before income taxes	(139)	287		148	148	2		150
Income taxes	(58)	117	(b)	59	61	1	(c)	62

Net income (loss)	$(81)	$170		$89	$87	$1		$88

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(c)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$895	$—		$895	$875	$—		$875

Operating expenses
Purchased power and fuel	406	—		406	411	—		411
Operating and maintenance	188	(2	)(b)	186	203	(7	)(b)	196
Depreciation and amortization	57	—		57	53	—		53
Taxes other than income	41	—		41	31	—		31

Total operating expenses	692	(2)		690	698	(7)		691

Operating income	203	2		205	177	7		184

Other income and deductions
Interest expense	(29)	—		(29)	(31)	—		(31)
Other, net	3	—		3	2	—		2

Total other income and deductions	(26)	—		(26)	(29)	—		(29)

Income before income taxes	177	2		179	148	7		155

Income taxes	55	—	(b)	55	51	3	(b)	54

Net income	122	2		124	97	4		101

Preferred security dividends	1	—		1	1	—		1

Net income on common stock	$121	$2		$123	$96	$4		$100

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended March 31, 2013				March 12, 2012 through March 31, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (b)	Adjustments		Adjusted Non- GAAP
Operating revenues	$880	$—		$880	$52	$113	(c)	$165

Operating expenses
Purchased power and fuel	426	—		426	68	—		68
Operating and maintenance	143	5	(b)	148	60	(30	)(b),(c)	30
Depreciation and amortization	93	—		93	19	—		19
Taxes other than income	55	—		55	9	2	(c)	11

Total operating expenses	717	5		722	156	(28)		128

Operating income (loss)	163	(5)		158	(104)	141		37

Other income and deductions
Interest expense	(33)	—		(33)	(8)	—		(8)
Other, net	5	—		5	1	—		1

Total other income and deductions	(28)	—		(28)	(7)	—		(7)

Income (loss) before income taxes	135	(5)		130	(111)	141		30

Income taxes	55	(2	)(b)	53	(46)	57	(b),(c)	11

Net income (loss)	80	(3)		77	(65)	84		19

Preference stock dividends	3	—		3	1	—		1

Net income (loss) on common stock	$77	$(3)		$74	$(66)	$84		$18

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies, partially offset in 2013 by a one-time benefit pursuant to the February 22, 2013 order for BGE’s 2012 electric and gas distribution rate case for the recovery of previously incurred integration costs.
(c)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012 (b)
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(386)	$(18	)(d)	$(404)	$(368)	$(11	)(d)	$(379)

Operating expenses
Purchased power and fuel	(402)	—		(402)	(378)	—		(378)
Operating and maintenance	(7)	(1	)(e)	(8)	208	(214	)(e),(g)	(6)
Depreciation and amortization	12	—		12	8	—		8
Taxes other than income	14	—		14	6	—		6

Total operating expenses	(383)	(1)		(384)	(156)	(214)		(370)

Operating loss	(3)	(17)		(20)	(212)	203		(9)

Other income and deductions
Interest expense	(126)	—		(126)	(20)	—		(20)
Other, net	31	81	(f)	112	9	—		9

Total other income and deductions	(95)	81		(14)	(11)	—		(11)

Loss before income taxes	(98)	64		(34)	(223)	203		(20)

Income taxes	5	(19	)(d),(e),(f)	(14)	(138)	130	(d),(e),(g),(h)	(8)

Net loss	$(103)	$83		$(20)	$(85)	$73		$(12)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	For the three months ended March 31, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(c)	Results reported in accordance with GAAP.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies.
(f)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(g)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(h)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended (a)
	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Supply (in GWhs)
Nuclear Generation (b)
Mid-Atlantic	12,762	11,547	11,449	12,277	12,064
Midwest	23,269	23,335	23,132	22,860	23,198

Total Nuclear Generation	36,031	34,882	34,581	35,137	35,262

Fossil and Renewables (b)
Mid-Atlantic (b)(d)	3,160	2,154	2,547	2,316	1,791
Midwest	581	300	171	228	272
New England	2,392	2,368	3,953	2,755	889
New York	—	—	—	—	—
ERCOT	733	755	2,410	2,177	840
Other (e)	2,254	1,358	1,813	1,923	819

Total Fossil and Renewables	9,120	6,935	10,894	9,399	4,611

Purchased Power
Mid-Atlantic (c)	3,233	4,332	6,811	7,111	2,577
Midwest	1,700	2,661	3,035	1,558	2,552
New England	1,507	2,304	1,961	3,905	1,100
New York (c)	3,511	3,678	4,026	2,818	935
ERCOT	4,199	6,043	7,741	6,686	2,832
Other (e)	3,703	4,172	5,372	6,012	1,769

Total Purchased Power	17,853	23,190	28,946	28,090	11,765

Total Supply/Sales by Region (g)
Mid-Atlantic (f)	19,155	18,033	20,807	21,704	16,432
Midwest (f)	25,550	26,296	26,338	24,646	26,022
New England	3,899	4,672	5,914	6,660	1,989
New York	3,511	3,678	4,026	2,818	935
ERCOT	4,932	6,798	10,151	8,863	3,672
Other (e)	5,957	5,530	7,185	7,935	2,588

Total Supply/Sales by Region	63,004	65,007	74,421	72,626	51,638

	Three Months Ended (a)
	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Average Margin ($/MWh) (h) (i)
Mid-Atlantic (j)	$44.04	$48.24	$43.64	$40.68	$46.86
Midwest (j)	28.08	26.09	27.68	31.00	31.40
New England	7.63	3.64	13.70	9.01	19.61
New York	(6.27)	4.35	3.23	13.84	8.56
ERCOT	20.54	13.39	15.66	13.43	9.26
Other (e)	7.61	7.96	5.85	4.28	5.41
Average Margin - Overall Portfolio	$27.23	$26.52	$25.96	$26.15	$32.57

Around-the-clock Market Prices ($/MWh) (k)
PJM West Hub	$37.53	$35.94	$38.13	$30.40	$31.10
NiHub	30.93	28.37	34.29	26.02	27.13
New England Mass Hub ATC Spark Spread	(6.63)	3.07	12.69	7.77	0.80
NYPP Zone A	40.23	34.70	34.56	27.87	27.18
ERCOT North Spark Spread	(0.66)	(0.27)	3.60	6.01	3.46

	Three Months Ended (a)
	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Outage Days (l)
Refueling	49	113	43	51	67
Non-refueling	6	1	40	16	16

Total Outage Days	55	114	83	67	83

(a)	Includes results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(c)	Purchased power includes physical volumes of 2,588 GWhs, 3,255 GWhs, 3,126 GWhs, 3,225 GWhs and 319 GWhs in the Mid-Atlantic and 3,213 GWhs, 2,814 GWhs, 2,997 GWhs, 2,817 GWhs and 722 GWhs in New York as a result of the PPA with CENG for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.
(d)	Excludes generation under the reliability-must-run rate schedule and generation of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the Exelon and Constellation merger.
(e)	Other Regions includes South, West and Canada, which are not considered individually significant.
(f)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(g)	Total sales do not include physical proprietary trading volumes of 1,572 GWhs, 2,977 GWhs, 4,352 GWhs, 4,248 GWhs, and 1,888 GWhs, for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012, and March 31, 2012, respectively.
(h)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes Generation’s compensation under the reliability-must-run rate schedule, the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(i)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(j)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(k)	Represents the average for the quarter.
(l)	Outage days exclude Salem and CENG.

EXELON CORPORATION

ComEd Statistics

Three Months Ended March 31, 2013 and 2012

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Retail Deliveries and Sales (a)
Residential	6,876	6,406	7.3%	(0.1)%	$584	$775	(24.6)%
Small Commercial & Industrial	7,873	7,916	(0.5)%	(3.2)%	308	348	(11.5)%
Large Commercial & Industrial	6,840	6,703	2.0%	(0.4)%	102	100	2.0%
Public Authorities & Electric Railroads	373	325	14.8%	9.7%	12	12	0.0%

Total Retail	21,962	21,350	2.9%	(1.2)%	1,006	1,235	(18.5)%

Other Revenue (b)					154	153	0.7%

Total Electric Revenue					$1,160	$1,388	(16.4)%

Purchased Power					$382	$620	(38.4)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	3,259	2,384	3,164	36.7%	3.0%
Cooling Degree-Days	—	39	—	(100.0)%	n/a

Number of Electric Customers	2013	2012
Residential	3,470,659	3,465,669
Small Commercial & Industrial	366,284	365,525
Large Commercial & Industrial	2,001	2,013
Public Authorities & Electric Railroads	4,802	4,790

Total	3,843,746	3,837,997

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other items include late payment charges and mutual assistance program revenues.

EXELON CORPORATION

PECO Statistics

Three Months Ended March 31, 2013 and 2012

	Electric and Gas Deliveries				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,465	3,166	9.4%	0.5%	$395	$407	(2.9)%
Small Commercial & Industrial	2,009	1,951	3.0%	(4.5)%	106	118	(10.2)%
Large Commercial & Industrial	3,646	3,637	0.2%	1.5%	59	54	9.3%
Public Authorities & Electric Railroads	255	237	7.6%	7.6%	8	8	0.0%

Total Retail	9,375	8,991	4.3%	0.0%	568	587	(3.2)%

Other Revenue (b)					55	56	(1.8)%

Total Electric Revenue					623	643	(3.1)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	28,438	22,427	26.8%	(0.4)%	260	222	17.1%
Transportation and Other	8,883	7,766	14.4%	10.9%	12	10	20.0%

Total Gas	37,321	30,193	23.6%	2.0%	272	232	17.2%

Total Electric and Gas Revenues					$895	$875	2.3%

Purchased Power and Fuel					$406	$411	(1.2)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	2,440	1,914	2,476	27.5%	(1.5)%
Cooling Degree-Days	—	4	—	n/a	n/a

Number of Electric Customers	2013	2012	Number of Gas Customers			2013	2012
Residential	1,423,333	1,420,734	Residential			455,979	452,800
Small Commercial & Industrial	148,749	148,756	Commercial & Industrial			41,972	41,577

Large Commercial & Industrial	3,117	3,109	Total Retail			497,951	494,377
Public Authorities & Electric Railroads	9,657	9,688	Transportation			904	888

Total	1,584,856	1,582,287	Total			498,855	495,265

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended March 31, 2013 and March 12, 2012 Through March 31, 2012

	Electric and Gas Deliveries			Revenue (in millions)
	2013	2012	% Change	2013	2012	% Change
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	3,537	615	n.m.	$365	$(13)	n.m.
Small Commercial & Industrial	3,980	143	n.m.	159	12	n.m.
Large Commercial & Industrial	349	843	n.m.	10	21	n.m.
Public Authorities & Electric Railroads	82	25	n.m.	8	3	n.m.

Total Retail	7,948	1,626	n.m.	542	23	n.m.

Other Revenue (b)				63	17	n.m.

Total Electric Revenue				605	40	n.m.

Gas (in mmcfs)

Retail Deliveries and Sales (c)
Retail Sales	40,261	4,867	n.m.	246	6	n.m.
Transportation and Other (d)	5,651	1,910	n.m.	29	6	n.m.

Total Gas	45,912	6,777	n.m.	275	12	n.m.

Total Electric and Gas Revenues				$880	$52	n.m.

Purchased Power and Fuel				$426	$68	n.m.

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2011	From Normal
Heating Degree-Days	2,451	1,717	2,384	42.7%	2.8%
Cooling Degree-Days	1	—	—	n.m.	n.m.

Number of Electric Customers	2013	2012	Number of Gas Customers		2013	2012
Residential	1,118,824	1,116,201	Residential		612,065	610,612
Small Commercial & Industrial	119,189	119,227	Commercial & Industrial		44,308	44,170
Large Commercial & Industrial	5,451	5,442	Total Retail		656,373	654,782
Public Authorities & Electric Railroads	318	298	Transportation		—	—

Total	1,243,782	1,241,168	Total		656,373	654,782

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 5,650 mmcfs ($24 million) for the three months ended March 31, 2013 and 1,910 mmcfs ($5 million) from March 12, 2012 through March 31, 2012.